Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91698, 333-142766, and 333-181893) of Pacer International, Inc. of our report dated February 23, 2011 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
February 8, 2013

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